Exhibit 21.1


            Subsidiary Companies of Life Sciences Research, Inc.

  Name                                                  Jurisdiction

  Huntingdon Life Sciences Ltd.                         England & Wales

  Huntingdon Life Sciences Inc.                         Delaware, USA

  HIH Capital Ltd.                                      Jersey

  HIH Ltd.                                              England & Wales

  HRC Ltd.                                              England & Wales

  Huntingdon Research Centre Ltd.                       England & Wales

  Huntingdon Consulting Engineers Ltd.                  England & Wales

  Huntingdon LSR Ltd.                                   England & Wales

  Paragon Global Services Ltd.                          England & Wales

  Pathfinder Clinical Development Ltd.                  England & Wales

  Pathfinder Nominees Ltd.                              England & Wales

  Life Sciences Research Ltd.                           England & Wales

  Aquatox Ltd.                                          England & Wales

  Huntingdon Life Sciences Co., Ltd.                    Japan

  LSR Pensions Ltd.                                     England & Wales

  CentraLabS Clinical Research, Inc.                    Delaware, USA